Exhibit 4.2

                                                            EXECUTION COPY

                             SECOND TRUST SUPPLEMENT

          SECOND TRUST SUPPLEMENT, dated as of December 23, 1997, by and among TRANS-WORLD INSURANCE COMPANY d/b/a EDUCAID, an Arizona insurance company ("TWIC" or a "Depositor"), CLASSNOTES, INC., a Delaware corporation ("ClassNotes" or a "Depositor"), and THE YORK BANK AND TRUST COMPANY, a Pennsylvania bank and trust company, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee") under a Trust Agreement dated as of March 21, 1997 (as amended and supplemented from time to time, the "Trust Agreement") relating to ClassNotes Trust 1997-I, a Pennsylvania business trust (the "Trust").

                              PRELIMINARY STATEMENT

          Section 11.1(d) of the Trust Agreement provides, among other things, that without the consent of any Certificateholders but with prior notice to the Rating Agencies and the prior written consent of the Surety Provider, the Depositors and the Eligible Lender Trustee may enter into a Trust Supplement to set forth the terms of an additional Class of Trust Certificates. The Trust has duly authorized the creation of a series of Trust Certificates to be known as the Trust's Class 2 Certificates (the "Class 2 Certificates"), the Depositors have delivered the required notice to the Rating Agencies and the Depositors and the Eligible Lender Trustee are executing and delivering this Second Trust Supplement in order to provide for the Class 2 Certificates. The Class 2 Certificates shall be Auction Date Certificates (as defined in Appendix A to the Trust Agreement). Appendix A to the Trust Agreement contains general Definitions and usage and provides that certain definitions that are to apply to a specific Class of Certificates be set forth in the related Trust Supplement. Appendix B to the Trust Agreement contains general Certificate Auction Procedures that apply to all Classes of Auction Date Certificates and provides that certain definitions that are to apply to a specific Class of Auction Date Certificate be set forth in the related Trust supplement. Therefore, this Second Trust Supplement is setting forth certain definitions and Certificate Auction Procedures for the Class 2 Certificates. Except as otherwise specified herein, or as the context may require, capitalized terms used but not defined herein are defined in Appendix A or Appendix B to the Trust Agreement, which Appendix A also contains rules as to usage that shall be applicable herein.

                                   ARTICLE I.

                                   DEFINITIONS

          "AUCTION DATE" means, initially, January 13, 1998 and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Class of Certificates, other than:

               (i) each Auction Period commencing after the ownership of Certificates is no longer maintained in Book-Entry Form by the Securities Depository;

               (ii) each Auction Period commencing after and during the
                    continuance of an Event of Default; or

               (iii) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.2.2 of Appendix B to the Trust Agreement.

          "AUTHORIZED DENOMINATIONS" means $1,000,000 and integral multiples of $50,000 in excess thereof.

          "CERTIFICATE INITIAL RATE" means 5.96% per annum.

          "CERTIFICATE INITIAL RATE ADJUSTMENT DATE" means January 14, 1998.

          "CERTIFICATE DATE" means the Certificate Initial Rate for the First Interest period and, with respect to any other Interest Period, the interest rate per annum (computed on the basis of the actual number of days elapsed in such Interest Period over a year of 360 days) equal to the rate determined pursuant to the Auction procedures set forth in the Trust Agreement.

          "CERTIFICATE SURETY BOND" means the surety bond dated December 24, 1997 issued by the Surety Provider in favor of the Eligible Lender Trustee on behalf of the Certificateholders of the Class 2 Certificates.

          "CLOSING DATE" means December 24, 1997.

          "FINAL MATURITY DATE" means April 1, 2026.

          "AUTHORIZED DENOMINATIONS" means, with respect to the Series 1997-2 Certificates, $1,000,000 and integral multiples of $50,000 in excess thereof.

          "CLOSING DATE" means, December 24, 1997, or such other date as the Depositors may determine.

          "FIRST SUPPLEMENTAL SALE AND SERVICING AGREEMENT" means the First Supplemental Sale and Servicing Agreement dated as of December 24, 1997 among the Issuer, the Depositors, the Eligible Lender Trustee and the Master Servicers, as amended

          "INITIAL CERTIFICATE BALANCE" means $15,000,000.

          "INITIAL CERTIFICATE RATE" means 5.96% per annum.

          "INITIAL CERTIFICATE RATE ADJUSTMENT DATE" means January 14, 1998.

          "INTEREST PERIOD" means (i) initially, the period from and including the Closing Date through January 13, 1998 and (ii) thereafter, each period commencing on a Certificate Rate Adjustment Date and ending on the day before
(a) the next Certificate Rate Adjustment Date for the Class 2 Certificates or
9b) the Final Maturity Date for the Class 2 Certificates.

          "SECOND TRUST SUPPLEMENT" means this Second Trust Supplement, as from time to time amended or supplemented.

          "SERIES 1997-2 NOTES" means the $265,000,000 aggregate principal amount of the Trust's Asset Backed Notes, Series 1997- 2.

          "TERMS AGREEMENT" means Terms Agreement dated as of December 19, 1997 among Smith Barney Inc., the Trust, the Depositors and the Money Store Inc.

                                   ARTICLE II.

                             ATHENTICATION AND TERMS

          SECTION 2.1. AUTHENTICATION OF TRUST CERTIFICATES. Concurrently with the contribution of Financed Student Loans to the Trust pursuant to the First Supplemental Sale and Servicing Agreement and the issuance of the Series 1997-2 Notes, the Eligible Lender Trustee shall cause Trust Certificates in an aggregate principal amount of $15,000,000 to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositors, signed by their chairman of the board, their president or any vice president, without further action by the Depositors, in Authorized Denominations. Such Trust Certificates shall be designated as the Class 2 Certificates.

          SECTION 2.2 TERMS OF THE CLASS 2 CERTIFICATES. Except as otherwise set forth herein, the terms of the Class 2 Certificates shall be as set forth in the Trust Agreement, including Appendix A and Appendix B thereto.

                                   ARTICLE III

                                  MISCELLANEOUS

          SECTION 3.1. AUTHORITY FOR THIS SECOND TRUST SUPPLEMENT. This Second Trust Supplement is adopted pursuant to the provisions of the Trust Agreement.

          SECTION 3.2. PURCHASER'S LETTER. Notwithstanding anything set forth in the Trust Agreement to the contrary, the Initial Purchaser (as defined in the Purchase Agreement) shall not be required to execute and deliver a Purchaser's Letter pursuant to Section 3.5(b) of the Trust Agreement in connection with its acquisition of the Class 2 Trust Certificates.

          SECTION 3.3. COUNTERPARTS. This Second Trust Supplement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          SECTION 3.4. GOVERNING LAW. This Second Trust Supplement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflict of laws.

          SECTION 3.4. RATIFICATION OF TRUST AGREEMENT. As supplemented by this Second Trust Supplement, the Trust Agreement is in all respects ratified and confirmed, and the Trust Agreement as so supplemented by this Second Trust Supplement shall be read, taken and construed as one and the same instrument. Each addition to and amendment of the Trust Agreement contained herein is solely for purposes of the Class 2 Certificates, and shall have no effect on any other Certificates issued pursuant to the Trust Agreement. If any term of this Second Trust Supplement conflicts with any term of the Trust Agreement, this Second Trust Supplement shall control for purposes of the Class 2 Certificates.

          SECTION 3.5. PLACE OF EXECUTION. This Second Trust Supplement shall be deemed for all purposes executed and delivered at the Eligible Lender Trustee's corporate trust office in York County, Pennsylvania.

          SECTION 3.6. EFFECTIVENESS. This Second Trust Supplement shall become effective upon filing with the Pennsylvania Department of State.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Trust Supplement to be duly executed as of the day and year first above written.

                                      THE YORK DEPOSIT BANK AND TRUST COMPANY


                                      BY:/s/ Donald M. Whistler
                                          Name:  Donald M. Whistler
                                          Title: Vice President and Senior Trust
                                                 Officer

                                      TRANS-WORLD INSURANCE COMPANY,
                                      d/b/a Educaid


                                      BY:/s/ Michael Benoff
                                         Name:  Michael Benoff
                                         Title: Senior Vice President


CONSENTED TO:

AMBAC ASSURANCE CORPORATION,          CLASSNOTES, INC.
 as Surety Provider

                                      By:/s/ Michael Benoff
                                         Name:  Michael Benoff
                                         Title: Senior Vice President


By:/s/ Richard Marsh
   Name:  Richard Marsh
   Title: First Vice President